Exhibit 99.1

Allied Nevada Gold Corp. 9790 Gateway Drive Suite 200 Reno, NV 89521 USA	NEWS RELEASE

Allied Nevada Announces Closing of Senior Notes Offering for Effective Principal

Amount of US$400.4 Million and an Effective Interest Rate of 8.375% per Annum

May 25, 2012 | Reno, Nevada—Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) announced today the closing of its previously announced offering of 8.75% senior unsecured notes due 2019 in an aggregate principal amount of C$400 million (the “Notes”). Concurrently, the Company has entered into a cross currency interest rate swap agreement and thereby the notes will have an effective principal amount of approximately US$400.4 million and an effective interest rate of 8.375% per annum. The offering, together with the cross currency interest rate swap agreement, generated net proceeds of US$389.6 million, after deducting the underwriters’ fees.

Allied Nevada intends to use the net proceeds from the offering of the Notes to fund the expansion of its Hycroft Mine.

The Notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “U.S. Securities Act”), and outside the United States pursuant to Regulation S under the U.S. Securities Act (principally in Canada). The Notes were offered and sold in Canada on a private placement basis pursuant to available prospectus exemptions.

The securities offered have not been, and will not be, registered under the U.S. Securities Act, as amended or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such laws. Such forward-looking statements include, without limitation, statements regarding the use of proceeds from the Notes offering and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q and its other SEC filings (and Canadian filings). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.